                             SUBADVISORY AGREEMENT


                          This SUBADVISORY AGREEMENT is dated as of January 1,
1999, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Subadviser").


                                  WITNESSETH:

                 WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

                 WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

                 WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

                 WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

                 NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

                 1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain under provisions of the Act, and will render regular quarterly reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and subject to the last paragraph of this Section, in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations.

                          Subject to the last paragraph of this Section, the
Subadviser represents and warrants to the Adviser that each of the Portfolios set forth in Schedule A will be operated and managed (1) in compliance with all applicable federal and state securities laws governing its operations and investments; and (2) so as not to jeopardize either the treatment of the variable annuity contracts which invest in the Portfolios (hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). Without limiting the foregoing, and subject to the last paragraph of this Section the Subadviser represents and warrants (1) to manage each Portfolio so as to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under
Section 817(h) of the Code; (c) applicable federal and state securities laws; and (d) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in direct reliance upon and in direct conformity with specific information furnished by the Subadviser expressly for use therein ("Furnished Information"), such Registration Statement and any amendments or supplements thereto will, with respect to the Furnished Information, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Further, any statements or omissions in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, which are made based upon Furnished Information and which have been provided to Subadviser for its review, shall be deemed acknowledged and approved by Subadviser, unless Subadviser provides Adviser with written indication to the contrary within 5 business days of its receipt of the Registration Statement, amendment or supplement for review.


                          The Subadviser accepts such employment and agrees, at
its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                 The Adviser acknowledges that the Subadviser is not the compliance agent for any Portfolio or for the Trust or the Adviser, and does not have access to all of each Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Subadviser has agreed to perform the services specified in this Section in accordance with the Trust's registration statement, the Trust's Agreement and Declaration of Trust and By-Laws, the Trust's Prospectus and any policies adopted by the Trust's Board of Trustees applicable to the Portfolios (collectively, the "Charter Requirements"), and in accordance with applicable law (including Sub-chapters M and L of the Code, the Act and the Advisers Act ("Applicable Law")), the Subadviser shall perform such services based upon its books and records with respect to each Portfolio, which comprise a portion of each Portfolio's books and records, and upon information and written instructions received from the Adviser or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Adviser or the Trust's administrator. The Adviser shall promptly provide the Subadviser with copies of the Trust's registration statement, the Trust's Agreement and Declaration of Trust and By-Laws, the Trust's currently effective Prospectus and any written policies or procedures adopted by the Trust's Board of Trustees applicable to the Portfolio and any amendments or revisions thereto.

                 2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with
Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio.
The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.



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
                 3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

                 4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

                 5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

                 6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

                 7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) in connection with the provision of services hereunder that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any such records which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request; provided that the Subadviser may retain copies of these records.

                 The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust. Each party to this Agreement agrees to cooperate with each other party and with appropriate authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust. This agreement to cooperate does not restrict either party's right to assert that information requested is privileged or confidential.

                 8. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates or any derivation thereof or logo associated therewith in any advertising or promotional materials or otherwise without the prior approval of the Subadviser. Any such witholding of approval by the Subviser shall be made in writing to the Adviser and shall indicate the specific reason(s) why such approval is being withheld.

                 9.       STANDARD OF CARE AND INDEMNIFICATION.

                           (a)  In the absence of willful misfeasance, bad
faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify and hold harmless the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser's conduct under this Agreement. Subadviser hereby agrees to indemnify, defend and protect Adviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and hold Adviser harmless, from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of Subadviser's disabling conduct.

                          (b)  In no case is any indemnity provided in this
Agreement in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

                          (c)  Any person seeking indemnification hereunder
shall furnish the indemnifying party with (i) prompt notice of any claim, suit or action and (ii) full information and all reasonable assistance necessary to defend such claim. The indemnifying party shall have full authority to control the defense and settlement of any such action with counsel of its own selection; and the indemnified party shall not have any right to indemnification hereunder for any settlement entered into by the indemnified party without the indemnifying party's prior written consent.

                 10. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

                 11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio(s) voting separately from any other series of the Trust.

                          With respect to each Portfolio, this Agreement may be
terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. In the event of such a termination, the Adviser will use its best efforts, and cause the Trust to use its best efforts, to engage another subadviser for the portfolio as soon as possible. Notwithstanding the foregoing, the Subadviser may terminate the Agreement on 60 days' written notice to the Adviser and the Trust, in the event of a breach of this Agreement by the Adviser. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also automatically terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

                 12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                 13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.



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
                 14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

                 15. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

                 16. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

                 17. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                 Subadviser:      Massachusetts Financial Services Company
                                  500 Boylston Street
                                  Boston, Massachusetts 02116
                                  Attention: General Counsel

                 Adviser:         SunAmerica Asset Management Corp.
                                  The SunAmerica Center
                                  733 Third Avenue, Third Floor
                                  New York, NY 10017
                                  Attention:    Robert M. Zakem
                                                Senior Vice President and
                                                General Counsel




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
         with a copy to:          SunAmerica Inc.
                                  1 SunAmerica Center
                                  Century City
                                  Los Angeles, CA 90067-6022
                                  Attention:   Susan L. Harris
                                               Senior Vice President,
                                               General Counsel - Corporate
                                               Affairs and Secretary


         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.


                       SUNAMERICA ASSET MANAGEMENT CORP.


                       By:   /s/Authorized Signatory
                          --------------------------------



                       MASSACHUSETTS FINANCIAL SERVICES COMPANY


                      By:    /s/Authorized Signatory
                          --------------------------------



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
                                   SCHEDULE A





                                                                                      ANNUAL FEE
                                                                                  (AS PERCENTAGE OF
                                                                             AVERAGE DAILY NET ASSETS OF
PORTFOLIO(S)                                                                        THE PORTFOLIO)
------------                                                                 ----------------------------
MFS Growth and Income Portfolio                                                0.40%   - first  $300 million
                                                                               0.375%  - next $300 million
                                                                               0.35%   - next $300 million
                                                                               0.325%  - next $600 million
                                                                               0.25%   - over $1.5 billion


MFS Mid-Cap Growth Portfolio                                                   0.40%   - first  $300 million
                                                                               0.375%  - next $300 million
                                                                               0.35%   - next $300 million
                                                                               0.325%  - next $600 million
                                                                               0.25%   - over $1.5 billion


MFS Total Return Portfolio                                                     0.375%


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